UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2005

CROWN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-17480 (Commission File Number)	84-1097086 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Crown Resources Corporation ("Crown") determined during the preparation of its annual financial statements for 2004 and the development of its deferred tax accounts related thereto, that it had incorrectly provided income tax benefits on variable plan stock option compensation, with respect to certain outstanding incentive stock options in Crowns 2003 Form 10-K and its quarterly reports on Form 10-Q filed during 2004 ("Crown's Financial Statements").

Upon discovery of the error, Crown's management and audit committee discussed this matter and its effects on Crown's Financial Statements. On March 4, 2005 Crown's audit committee concluded that Crown needs to restate its accounting for taxes related its variable plan stock option compensation since January 1, 2003, and, that investors should not rely on Crown's Financial Statements or on the related auditor's report for the year ended December 31, 2003. Crown will restate its 2003 financial statements in Crown's 2004 Form 10-K and will restate its quarterly reports prospectively.

Crown has communicated the above conclusions to its independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 4, 2005

Crown Resources Corporation

By:	/s/ Christopher E. Herald

Christopher E. Herald President and CEO